Exhibit 2.1

EXECUTION VERSION

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1, dated as of December 30, 2021 (this “Amendment”), amends the Agreement and Plan of Merger, dated as of March 16, 2021 (the “Agreement”), by and among eToro Group Ltd., a company organized under the laws of the British Virgin Islands (the “Company”), Buttonwood Merger Sub Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Company, and FinTech Acquisition Corp. V, a Delaware corporation (“SPAC”). Capitalized terms used and not defined herein have the meanings ascribed to such terms in the Agreement.

RECITALS:

WHEREAS, the parties to the Agreement now desire to amend the Agreement in accordance with Section 11.12 of the Agreement and as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in reliance upon the representations, warranties, conditions, agreements and covenants contained herein, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

1.	Amendments.

(a)	The seventh Recital set forth in the Agreement is hereby amended and restated as follows:

“WHEREAS, (a) substantially concurrently with the execution and delivery of the Merger Agreement Amendment (as defined below), the Company has entered into the Subscription Agreement Amendments (as defined below) with certain investors (the original subscription agreements that were executed and delivered by the Company and the investors thereunder on March 16, 2021 (the “Original Subscription Agreements”), as amended by the Subscription Agreement Amendments, the “Amended Subscription Agreements”), pursuant to which, on the terms and subject to the conditions set forth therein, immediately prior to the Effective Time, but after giving effect to the Capital Restructuring, such investors who have entered into the Subscription Agreements Amendments will purchase from the Company newly issued Company Common Shares and (b) following the date of the Merger Agreement Amendment, the Company may, in accordance with Section 7.14, enter into New Subscription Agreements (as defined below), pursuant to which, on the terms and subject to the conditions set forth therein, immediately prior to the Effective Time, but after giving effect to the Capital Restructuring, the investors thereunder will purchase from the Company newly issued Company Common Shares ((a) and (b) collectively, the “PIPE Investment”);”

(b)	The Agreement is hereby amended by deleting the references to “Subscription Agreements” set forth therein and replacing such deleted references with “Amended Subscription Agreements”.

(c)	The following defined terms are hereby added to Section 1.1 of the Agreement in the appropriate alphabetical order:

(i)	“Merger Agreement Amendment” shall mean that certain Amendment No. 1 to this Agreement, dated as of December 30, 2021.

(ii)	“New Subscription Agreements” shall mean any subscription agreement entered into by the Company after the date of the Merger Agreement Amendment in accordance with Section 7.14.

(iii)	“Subscription Agreement Amendments” shall mean Amendment No. 1 to those Original Subscription Agreements that are being executed and delivered substantially concurrently with the execution and delivery of the Merger Agreement Amendment.”

(d)	The definition of Available Cash set forth in Section 1.1 of the Agreement is amended and restated as follows: ““Available Cash” shall mean (a) SPAC Cash, plus (b) the proceeds actually paid to the Company upon consummation of the PIPE Investment (it being understood that the amount determined under this clause (b) specifically excludes an amount equal to the product of (i) the aggregate number of Accepted Shares and (ii) the applicable Tender Offer Share Price), plus (c) the Sponsor Commitment.”

(e)	The definition of Company Value set forth in Section 1.1 of the Agreement is amended and restated as follows: ““Company Value” shall mean $7,906,000,000.00.”

(f)	The definition of SPAC Working Capital Notes set forth in Section 1.1 of the Agreement is hereby amended by deleting the reference to “$1,500,000” that appears therein and replacing such deleted reference with “$2,000,000”.

(g)	Section 2.1(a)(ii) of the Agreement is hereby amended by deleting the reference to “40,000,000” that appears therein and replacing such deleted reference with the following text: “40,000,000 minus the number of New Warrants (as defined in the Amended Subscription Agreements and New Subscription Agreements, as applicable) that, as of the Closing, are issued under the Amended Subscription Agreements and the New Subscription Agreements”.

(h)	Section 2.1(d)(i) of the Agreement is hereby amended by deleting the text “will be the portion of the PIPE Investment” set forth therein and replacing such deleted text with “will be the portion of the proceeds received by the Company under the Amended Subscription Agreements”.

(i)	Section 2.1(d)(ii) of the Agreement is hereby amended by (i) deleting the word “The” that appears at the beginning of such Section and replacing such deleted word with the following text: “As of December 30, 2021, the” and (ii) deleting the text “or, following the time at which the Company commences the Self-Tender Offer, decrease the portion of the Cash Consideration that will be available in the Self-Tender Offer” that appears therein.

(j)	Section 4.19 of the Agreement is hereby amended by deleting the reference to “$650,000,000” that appears therein and replacing such deleted reference with “$441,000,000”.

(k)	Section 7.14 of the Agreement is hereby amended by adding the following text at the end of such Section: “Notwithstanding anything to the contrary set forth herein, including Section 6.1, the Company may, without the prior written consent of SPAC, enter into New Subscription Agreements in substantially the form of the Original Subscription Agreements, as amended by the Subscription Agreement Amendments, as long as the aggregate Subscription Amount (as defined in the Amended Subscription Agreements and New Subscription Agreements, as applicable) under the Amended Subscription Agreements and the New Subscription Agreements does not exceed $650,000,000.00.”

(l)	Section 9.1(b) of the Agreement is hereby amended by deleting the reference to “December 31, 2021” that appears therein and replacing such deleted reference with “June 30, 2022”.

(m)	Exhibit J of the Agreement is hereby amended to (i) fix the number of Price Adjustment Rights that corresponds to the First Tranche (as defined in such Exhibit) at 20,000,000, (ii) replace all references to “40,000,000” set forth therein with references to “20,000,000 plus the number of Price Adjustment Rights that corresponds to the Second Tranche (as defined in such Exhibit), as contemplated by the following clause (iii),” (iii) reduce the number of Price Adjustment Rights that corresponds to the Second Tranche by the number of New Warrants that, as of the Closing, are issued under the Amended Subscription Agreements and New Subscription Agreements, as applicable, and (iv) make any changes necessary to implement the foregoing clauses (i)-(iii).

2.	Consent. For all purposes under and in accordance with the Agreement, including without limitation, Sections 6.1 and 7.14 of the Agreement, SPAC hereby consents to (a) the Company amending each Subscription Agreement (each, a “Subscription Agreement Amendment”) in substantially the form attached hereto as Exhibit A, and entering into New Subscription Agreements as permitted by Section 7.14 of the Agreement (as amended by this Agreement), (b) the consummation of the transactions contemplated by the Amended Subscription Agreements and by any New Subscription Agreements, and the issuance of the New Warrants (as defined in each Subscription Agreement Amendment and New Subscription Agreement, as applicable), and (c) any action that may be reasonably necessary to effect the transactions contemplated by the Amended Subscription Agreements or the New Subscription Agreements, as applicable.

3.	Miscellaneous.

(a)	Except as expressly amended and/or superseded by this Amendment, the Agreement remains and shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement, except as expressly set forth herein. Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended and supplemented as set forth herein. This Amendment and the Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. If and to the extent there are any inconsistencies between the Agreement and this Amendment with respect to the matters set forth herein, the terms of this Amendment shall control. References in the Agreement or in any of the other Transaction Agreements to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

(d)	Section 11.1, Section 11.2, Section 11.3, Section 11.4, Section 11.5, Section 11.7, Section 11.8, Section 11.9, Section 11.10, Section 11.11, Section 11.12 and Section 11.13 of the Agreement are each hereby incorporated by reference mutatis mutandis.

{Signature pages follow}

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

ETORO GROUP LTD.

By:	/s/ Johnathan Assia
	Name:	Johnathan Assia
	Title:	Chief Executive Officer

By:	/s/ Shalom Berkovitz
	Name:	Shalom Berkovitz
	Title:	Chief Financial Officer & Deputy CEO

FINTECH ACQUISITION CORP. V

By:	/s/ Daniel Cohen
	Name:	Daniel Cohen
	Title:	CEO

BUTTONWOOD MERGER SUB CORP.

By:	/s/ Johnathan Assia
	Name:	Johnathan Assia
	Title:	Chairman and President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

Exhibit A

Form of Subscription Agreement Amendment

Filed as Exhibit 10.1 to the Current Report to Form 8-K
to which this Agreement is filed as Exhibit 2.1.